EXHIBIT 10.1
THIRD AMENDMENT TO EMPLOYMENT AGREEMENT
(John C. Plant)
          THIRD AMENDMENT dated as of July 28, 2006 (this “Amendment”) to EMPLOYMENT AGREEMENT (the “Agreement”) dated as of February 6, 2003, by and between TRW Automotive Inc. (the “Company”), TRW Limited and John C. Plant (“Executive”), as amended.
          WHEREAS, in order to increase the predictability of the supplemental pension benefits to which Executive is entitled, Executive and Company desire to amend the Agreement as set forth;
          In consideration of the premises and mutual covenants herein and for other good and valuable consideration, the parties agree as follows:
          1. Defined Terms. Capitalized terms used herein but not defined shall have the meanings assigned to them in the Agreement.
          2. Amendment to Section 5.c. of the Agreement. The last sentence of Section 5.c. of the Agreement shall be amended in its entirety to read as follows:
As used in this Agreement, “Average Annual Bonus” means the greater of (a) $650,000 and (b) the average of the Annual Bonuses earned by the Executive with respect to the four (4) completed fiscal years among the eight (8) completed fiscal years immediately preceding the Executive’s termination of employment that produces the highest such average
          3. No Other Amendments; Effectiveness. Except as set forth in this Amendment, the Agreement is ratified and confirmed in all respects. This Amendment shall be effective as of the date hereof.
          4. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of laws principles thereof.
          5. Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

TRW Automotive Inc.		John C. Plant

	/s/ David L. Bialosky	/s/ John C. Plant

By:	David L. Bialosky
Title:	Executive Vice President General Counsel and Secretary

TRW Limited

By:	/s/ David L. Bialosky

David L. Bialosky

Title:	Attorney-In-Fact